   As filed with the Securities and Exchange Commission on December 5, 1997
                             Registration No. 333-

                        --------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          PHYSICIANS' SPECIALTY CORP.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   58-2251438
                      (I.R.S. employer identification no.)

            1150 LAKE HEARN DRIVE, SUITE 640, ATLANTA, GEORGIA 30342
              (Address of principal executive offices)               (Zip code)

               PHYSICIANS' SPECIALTY CORP. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              RAMIE A. TRITT, M.D.
                        1150 LAKE HEARN DRIVE, SUITE 640
                             ATLANTA, GEORGIA 30342
                    (Name and address of agent for service)

                                 (404) 256-7535
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Jill Cohen, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                          Proposed        Proposed
                                                                          Maximum         Maximum
                                                                          Offering        Aggregate       Amount of
Title of each Class of                                 Amount to          Price Per       Offering        Registration
Securities to be Registered                        be Registered(1)       Share(2)        Price           Fee
---------------------------                        ----------------       --------        ---------       ------------
 Common Stock,
 $.001 par value                                    550,000                $10.125        $5,568,750       $1,642.78

---------------------------------------
(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1996 Stock Option Plan.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on December 3, 1997 as reported on Nasdaq.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The documents listed below are hereby incorporated by reference into this Registration Statement. In addition, all documents subsequently filed by Physicians' Specialty Corp. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

                  (a)             the Registrant's Prospectus dated March 20,
                                  1997;

                  (b)(1) the Registrant's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997;

                  (b)(2) the Registrant's Quarterly Report on Form 10-Q for the six-month period ended June 30, 1997;

                  (b)(3) the Registrant's Quarterly Report on Form 10-Q for the nine month period ended September 30, 1997; and

                  (c) the Registrant's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on March 20, 1997, including any amendment or supplement thereto.

Item 6.           Indemnification of Directors and Officers

                  The Certificate of Incorporation and By-Laws of the Registrant provides that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-laws and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  The Registrant's Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Registrant's Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for
(i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

                  In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

                  The Registrant has entered into indemnification agreements with each of its executive officers and directors, the form of which was filed as Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (File No. 333-17091).

                  The Registrant has obtained and maintains a policy of insurance with a face amount of $5,000,000 (subject to certain deductible provisions and exclusions) covering its officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.

Item 8.           Exhibits

                      4.1 Physicians' Specialty Corp. 1996 Stock Option Plan (incorporated by reference to Registration Statement on Form S-1, File No. 333-17091)

                      5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

                      23.1        Consent of Arthur Andersen LLP

                      23.2 Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5)

                      24          Power of Attorney (included on signature page)

Item 9.           Undertakings

                  (a)    The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                  (i)   To include any prospectus required by
                                  Section 10(a)(3) of the Securities Act of
                                  1933;

                                  (ii)  To reflect in the prospectus any facts
                                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of of November 1997.

                                      PHYSICIANS' SPECIALTY CORP.

                                      By:  /s/ Ramie A. Tritt, M.D.
                                          -------------------------------------
                                           Ramie A. Tritt, M.D.
                                           Chairman of the Board and President


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Ramie A. Tritt, M.D. and Gerald R. Benjamin or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                                   Title                              Date
      ---------                                   -----                              ----
/s/ Ramie A. Tritt, M.D.                    Chairman of the Board               November 28, 1997
---------------------------------           and President
Ramie A. Tritt, M.D.                        (principal executive officer)


/s/ Robert A. DiProva                       Executive Vice President and        November 28, 1997
---------------------------------           Chief Financial Officer
Robert A. DiProva                           (principal financial and
                                            accounting officer)

/s/ Richard D. Ballard                      Chief Executive Officer             November 28, 1997
---------------------------------           and Director
Richard D. Ballard



/s/ Gerald R. Benjamin                      Vice Chairman of the                November 28, 1997
----------------------------------          Board and Secretary
Gerald R. Benjamin



/s/ Edward R. Casas, M.D.                   Director                            November 28, 1997
----------------------------------
Edward R. Casas, M.D.



/s/ Sidney Kirschner                        Director                            November 28, 1997
----------------------------------
Sidney Kirschner



/s/ Steven L. Posar, M.D.                   Director                            November 28, 1997
----------------------------------
Steven L. Posar, M.D.

                               INDEX TO EXHIBITS

Exhibit
  No.                             Description

4.1 Physicians' Specialty Corp. 1996 Stock Option Plan (incorporated by reference to Registration Statement on Form S-1 (File No. 333-17091)

5.1 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

23.1                  Consent of Arthur Andersen LLP

23.2                  Consent of Bachner, Tally, Polevoy & Misher LLP
                      (contained in Exhibit 5)

24                    Power of Attorney (included on signature page)